EXHIBIT 99.1

Oil States Announces Third Quarter 2016 Results

Third Quarter Highlights:

  Reports net loss per diluted share of $0.22; $0.19 adjusted net loss per diluted share excluding severance and other downsizing charges
  Offshore products’ EBITDA margin averaged 22.2%
  Reduced total debt by $17 million during the quarter; total debt to total capitalization ratio ended the quarter at 5.2%

HOUSTON, Oct. 27, 2016 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the third quarter ended September 30, 2016 of $10.8 million, or $0.22 per diluted share, which included pre-tax charges of $2.0 million ($1.3 million after-tax, or $0.03 per diluted share) for severance and other downsizing charges. These results compare to reported net income for the third quarter ended September 30, 2015 of $1.7 million, or $0.03 per diluted share, which included a tax valuation allowance resulting in a higher effective tax rate ($3.2 million, or $0.06 per diluted share) and pre-tax charges of $0.7 million ($0.6 million after-tax, or $0.01 per diluted share) for severance and other downsizing charges.

During the third quarter of 2016, the Company generated revenues of $179.0 million and Adjusted Consolidated EBITDA (Note B) of $16.2 million (excluding $2.0 million for severance and other downsizing charges). These results compare to revenues of $258.9 million and Adjusted Consolidated EBITDA of $39.5 million reported in the third quarter of 2015 (excluding $0.7 million of severance and other downsizing charges).

For the first nine months of 2016, the Company reported revenues of $524.5 million and Adjusted Consolidated EBITDA of $41.9 million (excluding $4.6 million of severance and other downsizing charges). The net loss for the first nine months of 2016 totaled $35.8 million, or $0.71 per diluted share, and included $4.6 million ($3.0 million after-tax, or $0.06 per diluted share) of severance and other downsizing charges. For the first nine months of 2015, the Company reported revenues of $865.5 million and Adjusted Consolidated EBITDA of $151.6 million (excluding $4.5 million of severance and other downsizing charges). Net income for the first nine months of 2015 totaled $27.3 million, or $0.53 per diluted share, and included $10.3 million, or $0.18 per diluted share after-tax, from severance and other downsizing initiatives ($4.5 million pre-tax, $3.3 million after-tax, or $0.06 per diluted share), a higher effective tax rate driven by a $2.3 million ($0.05 per diluted share) deferred tax adjustment recorded in the first quarter of 2015 for certain non-deductible items and $3.5 million ($0.07 per diluted share) of tax valuation allowances recorded against certain of the Company's deferred tax assets.

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “The third quarter provided a number of constructive leading indicators for the energy industry. The average quarterly U.S. rig count improved 14% quarter-over-quarter, average natural gas prices increased over 30% in the third quarter and WTI crude oil prices increased following the second quarter, with WTI currently trading at $50 per barrel. Despite these positive data points, activity levels have not yet improved materially in our well site services segment which is primarily weighted to the U.S. onshore markets we serve. Our well site services revenues grew sequentially due to increases in the number of completion services jobs performed coupled with an increase in our land rig fleet utilization. However, adjusted quarterly EBITDA for the segment, while improved sequentially, was still below break-even. Our offshore products segment reported revenues above our guided range with average EBITDA margins of 22% for the third quarter. However, our book to bill ratio was 0.54x, resulting in a sequential backlog decline of 24%, ending the quarter at $203 million.”

BUSINESS SEGMENT RESULTS

Offshore Products
Offshore products generated revenues and Segment EBITDA (Note A) of $132.7 million and $29.5 million, respectively, in the third quarter of 2016 compared to revenues of $175.7 million and Segment EBITDA of $39.5 million in the third quarter of 2015. Offshore products revenues and Segment EBITDA decreased 24% and 25% year-over-year, respectively, due to lower contributions across most of the segment’s product and service lines. The lower quarterly revenues were primarily the result of reductions in production-related products, weaker demand for drilling products, lower levels of service activities and a backlog position that has trended lower since mid-2014, partially offset by improved elastomer and subsea pipeline product revenues. Segment EBITDA margins were 22.2% in the third quarter of 2016 compared to 22.5% realized in the third quarter of 2015.  Backlog declined 24% sequentially, totaling $203 million at September 30, 2016 compared to $268 million reported at June 30, 2016 and $394 million reported at September 30, 2015. There were no individual backlog awards in excess of $10 million during the third quarter.

Well Site Services
Well site services generated revenues of $46.3 million and a Segment EBITDA loss of $3.1 million in the third quarter of 2016 compared to revenues and Segment EBITDA of $83.2 million and $10.9 million, respectively, in the third quarter of 2015.  Well site services revenues and Segment EBITDA decreased 44% and 129% year-over-year, respectively, primarily due to a 49% year-over-year decrease in the number of completion services jobs performed, partially offset by a 15% year-over-year increase in revenue per completion service job primarily as a result of a shift to more long-duration jobs in international markets and longer-term project work in the U.S. Gulf of Mexico. The segment’s third quarter 2016 results continued to be negatively impacted by extreme competitive pressures and depressed activity levels in the U.S. shale basins. Lower utilization in the land drilling business, which averaged 15% in the third quarter of 2016 compared to 33% in the third quarter of 2015, also negatively impacted results. However, quarterly land drilling utilization improved sequentially for the second quarter in a row, a trend which has not occurred since the second quarter of 2014.

Income Taxes
The Company recognized an effective tax rate benefit of 35.8% in the third quarter of 2016. This compares to an effective tax rate expense of 69.9% reported in the third quarter of 2015. The higher effective tax rate in the third quarter of 2015 was primarily due to a tax valuation allowance recorded against certain of the Company’s deferred tax assets.

Financial Condition
The Company invested $5.5 million in capital expenditures during the third quarter of 2016. Capital expenditures made during the third quarter included expansionary investments for certain offshore products facilities along with maintenance capital spent on completion services equipment.

As of September 30, 2016, $63.1 million was outstanding under the Company’s revolving credit facility. Total availability under the facility as of September 30, 2016 was $217.8 million (net of standby letters of credit totaling $27.8 million).

Conference Call Information
The call is scheduled for Friday, October 28, 2016 at 11:00 am ET, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (800) 446-2782 in the United States or by dialing +1 847 413 3235 internationally and using the passcode 43614252. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 43614252.

About Oil States
Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities and certain drilling equipment, as well as a provider of completion services and land drilling services to the oil and gas industry.  Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2015 filed by Oil States with the Securities and Exchange Commission on February 22, 2016.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues:
Products	$109,312	$139,871	$323,566	$422,464
Service	69,694	119,015	200,944	443,039
	179,006	258,886	524,510	865,503

Costs and expenses:
Product costs	75,345	101,045	227,855	309,559
Service costs	60,421	87,545	173,125	311,417
Selling, general and administrative expenses	30,388	33,126	90,854	100,732
Depreciation and amortization expense	29,848	31,730	89,666	96,742
Other operating income, net	(1,370)	(1,206)	(4,098)	(2,077)
	194,632	252,240	577,402	816,373
Operating (loss) income	(15,626)	6,646	(52,892)	49,130

Interest expense	(1,364)	(1,541)	(4,124)	(4,876)
Interest income	119	153	321	428
Other income	32	401	462	1,221
(Loss) income from continuing operations before income taxes	(16,839)	5,659	(56,233)	45,903
Income tax benefit (expense)	6,021	(3,953)	20,474	(18,646)
Net (loss) income from continuing operations	(10,818)	1,706	(35,759)	27,257
Net (loss) income from discontinued operations, net of tax	–	23	(4)	224
Net (loss) income attributable to Oil States	$(10,818)	$1,729	$(35,763)	$27,481

Basic net (loss) income per share attributable to Oil States from:
Continuing operations	$(0.22)	$0.03	$(0.71)	$0.53
Discontinued operations	–	–	–	–
Net (loss) income	$(0.22)	$0.03	$(0.71)	$0.53

Diluted net (loss) income per share attributable to Oil States from:
Continuing operations	$(0.22)	$0.03	$(0.71)	$0.53
Discontinued operations	–	–	–	–
Net (loss) income	$(0.22)	$0.03	$(0.71)	$0.53

Weighted average number of common shares outstanding:
Basic	50,222	50,011	50,158	50,422
Diluted	50,222	50,050	50,158	50,500

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Amounts)

	September 30,	December 31,
ASSETS	2016	2015
	(Unaudited)

Current assets:
Cash and cash equivalents	$53,790	$35,973
Accounts receivable, net	256,582	333,494
Inventories, net	193,329	212,882
Prepaid expenses and other current assets	11,412	29,124
Total current assets	515,113	611,473

Property, plant, and equipment, net	577,298	638,725
Goodwill, net	263,795	263,787
Other intangible assets, net	54,839	59,385
Other noncurrent assets	24,082	23,101
Total assets	$1,435,127	$1,596,471

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capitalized leases	$515	$533
Accounts payable	38,754	59,116
Accrued liabilities	49,493	49,300
Income taxes payable	4,949	8,303
Deferred revenue	21,272	36,655
Other current liabilities	290	293
Total current liabilities	115,273	154,200

Long-term debt and capitalized leases (1)	66,363	125,887
Deferred income taxes	14,806	40,497
Other noncurrent liabilities	21,884	20,215
Total liabilities	218,326	340,799

Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 62,295,720 shares and 61,712,805 shares issued, respectively	623	617
Additional paid-in capital	726,350	712,980
Retained earnings	1,144,100	1,179,863
Accumulated other comprehensive loss	(63,232)	(50,698)
Treasury stock, at cost, 10,920,663 and 10,759,656 shares, respectively	(591,040)	(587,090)
Total stockholders’ equity	1,216,801	1,255,672
Total liabilities and stockholders’ equity	$1,435,127	$1,596,471

(1) As of September 30, 2016, the Company had $217.8 million available under its revolving credit facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended September 30,
	2016	2015

Cash flows from operating activities:
Net (loss) income	$(35,763)	$27,481
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss (income) from discontinued operations	4	(224)
Depreciation and amortization	89,666	96,742
Stock-based compensation expense	15,938	16,245
Amortization of deferred financing costs	585	585
Deferred income tax benefit	(28,264)	(2,862)
Tax impact of stock-based payment arrangements	–	(550)
Provision for bad debt	759	(99)
Gain on disposals of assets	(445)	(907)
Other, net	689	–
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	68,193	189,882
Inventories	15,600	5,207
Accounts payable and accrued liabilities	(18,588)	(71,848)
Income taxes payable	(2,987)	5,784
Other operating assets and liabilities, net	2,392	(12,959)
Net cash flows provided by continuing operating activities	107,779	252,477
Net cash flows provided by discontinued operating activities	3	350
Net cash flows provided by operating activities	107,782	252,827

Cash flows from investing activities:
Capital expenditures	(23,893)	(92,314)
Acquisitions of businesses, net of cash acquired	–	(33,427)
Proceeds from disposition of property, plant and equipment	1,026	1,911
Other, net	(1,534)	(491)
Net cash flows used in investing activities	(24,401)	(124,321)

Cash flows from financing activities:
Revolving credit (repayments) borrowings, net	(59,731)	13,084
Debt and capital lease repayments	(398)	(411)
Issuance of common stock from stock-based payment arrangements	367	2,385
Purchase of treasury stock	–	(104,596)
Tax impact of stock-based payment arrangements	–	550
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,950)	(6,786)
Other, net	–	(2)
Net cash flows used in financing activities	(63,712)	(95,776)

Effect of exchange rate changes on cash and cash equivalents	(1,852)	(278)
Net change in cash and cash equivalents	17,817	32,452
Cash and cash equivalents, beginning of period	35,973	53,263

Cash and cash equivalents, end of period	$53,790	$85,715

Oil States International, Inc. and Subsidiaries
Segment Data
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues
Completion services	$38,975	$66,734	$116,748	$254,265
Drilling services	7,375	16,506	14,016	56,888
Well site services	46,350	83,240	130,764	311,153
Offshore products	132,656	175,646	393,746	554,350
Total revenues	$179,006	$258,886	$524,510	$865,503

Operating (loss) income
Completion services (1,2)	$(20,450)	$(9,991)	$(66,251)	$(8,492)
Drilling services (1)	(5,641)	(4,844)	(19,697)	(11,725)
Well site services	(26,091)	(14,835)	(85,948)	(20,217)
Offshore products (1,2)	22,867	33,512	67,854	104,889
Corporate	(12,402)	(12,031)	(34,798)	(35,542)
Total operating (loss) income	$(15,626)	$6,646	$(52,892)	$49,130

Reconciliation of GAAP to Non-GAAP Financial Information- Segment EBITDA and Adjusted Segment EBITDA (A)

(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Well site services
Completion services
Operating loss	$(20,450)	$(9,991)	$(66,251)	$(8,492)
Depreciation and amortization expense	17,230	18,701	52,789	57,289
Other income	107	340	618	1,048
EBITDA	(3,113)	9,050	(12,844)	49,845

Severance and other downsizing charges	683	168	1,833	2,023
Adjusted EBITDA	$(2,430)	$9,218	$(11,011)	$51,868

Drilling services
Operating loss	$(5,641)	$(4,844)	$(19,697)	$(11,725)
Depreciation and amortization expense	5,629	6,725	18,053	20,368
Other income	-	9	1	50
EBITDA	(12)	1,890	(1,643)	8,693

Severance and other downsizing charges	160	-	160	-
Adjusted EBITDA	$148	$1,890	$(1,483)	$8,693

Well site services
Operating loss	$(26,091)	$(14,835)	$(85,948)	$(20,217)
Depreciation and amortization expense	22,859	25,426	70,842	77,657
Other income	107	349	619	1,098
Segment EBITDA	(3,125)	10,940	(14,487)	58,538

Severance and other downsizing charges	843	168	1,993	2,023
Adjusted Segment EBITDA	$(2,282)	$11,108	$(12,494)	$60,561

Offshore products
Operating income	$22,867	$33,512	$67,854	$104,889
Depreciation and amortization expense	6,712	5,985	17,977	18,054
Other income (expense)	(75)	52	(157)	123
Segment EBITDA	29,504	39,549	85,674	123,066

Severance and other downsizing charges	1,104	552	2,635	2,514
Adjusted Segment EBITDA	$30,608	$40,101	$88,309	$125,580

Corporate
Operating loss	$(12,402)	$(12,031)	$(34,798)	$(35,542)
Depreciation and amortization expense	277	319	847	1,031
Segment EBITDA	(12,125)	(11,712)	(33,951)	(34,511)

Severance and other downsizing charges	5	-	5	-
Adjusted Segment EBITDA	$(12,120)	$(11,712)	$(33,946)	$(34,511)

(1) Operating (loss) income for the three and nine months ended September 30, 2016 included severance and other downsizing charges of $0.7 million and $1.8 million, respectively, related to the completion services business, $0.2 million and $0.2 million, respectively, related to the drilling services business and $1.1 million and $2.6 million, respectively, related to the offshore products segment.

(2) Operating (loss) income for the three and nine months ended September 30, 2015 included severance and other downsizing charges of $0.2 million and $2.0 million, respectively, related to the completion services business and $0.6 million and $2.5 million, respectively, related to the offshore products segment.

(A) The terms Segment EBITDA and Adjusted Segment EBITDA consist of operating (loss) income plus depreciation and amortization expense, and certain other items.  Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating (loss) income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of Segment EBITDA and Adjusted Segment EBITDA to operating (loss) income, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Oil States International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net (loss) income from continuing operations	$(10,818)	$1,706	$(35,759)	$27,257
Income tax (benefit) expense	(6,021)	3,953	(20,474)	18,646
Depreciation and amortization expense	29,848	31,730	89,666	96,742
Interest income	(119)	(153)	(321)	(428)
Interest expense	1,364	1,541	4,124	4,876
Consolidated EBITDA (B)	14,254	38,777	37,236	147,093

Adjustments to Consolidated EBITDA (3,4):
Severance and other downsizing charges	1,952	720	4,633	4,537
Adjusted Consolidated EBITDA (B)	$16,206	$39,497	$41,869	$151,630

(3) Adjustments to Consolidated EBITDA for the three and nine months ended September 30, 2016 included severance and other downsizing charges of $0.7 million and $1.8 million, respectively, related to the completion services business, $0.2 million and $0.2 million, respectively, related to the drilling services business and $1.1 million and $2.6 million, respectively, related to the offshore products segment.

(4) Adjustments to Consolidated EBITDA for the three and nine months ended September 30, 2015 included severance and other downsizing charges of $0.2 million and $2.0 million, respectively, related to the completion services business and $0.6 million and $2.5 million, respectively, related to the offshore products segment.

(B) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net (loss) income plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net (loss) income from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net (loss) income from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Oil States International, Inc. and Subsidiaries
Additional Quarterly Segment and Operating Data
(unaudited)

	Three Months Ended September 30,
	2016	2015

Supplemental operating data:

Offshore products backlog ($ in millions)	$203.0	$394.4

Completion services job tickets	3,802	7,463
Average revenue per ticket ($ in thousands)	$10.3	$8.9

Land drilling operating statistics:
Average rigs available	34	34
Utilization	15.3%	33.1%
Implied day rate ($ in thousands per day)	$15.4	$16.0
Implied daily cash margin ($ in thousands per day)	$0.8	$2.4

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Investor Relations
713-470-4860